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         ALLIANCE MORTGAGE SECURITIES INCOME FUND, INC.

                      ARTICLES OF AMENDMENT


         ALLIANCE MORTGAGE SECURITIES INCOME FUND, INC., a

Maryland corporation having its principal office in the City of

Baltimore (the "Corporation"), certifies that:

         FIRST:    The Charter of the Corporation is hereby

amended by striking out Paragraph (4)(a) of Article SIXTH and inserting in lieu thereof the following:

              (4)(a) Each share of the Class B Common Stock, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A Common Stock on the Conversion Date. The term "Conversion Date" when used herein shall mean either
         (i) the date that is the first Corporation business day in the month following the month in which the sixth anniversary date of the date of issuance of the share falls, or (ii) any such other date as may be determined by the Board of Directors and set forth in the Corporation's prospectus, as such prospectus may be amended from time to time, provided that any such date determined by the Board of Directors shall be a date that will occur prior to the date set forth in clause
         (i) and any other date theretofore determined by the Board of Directors pursuant to this clause (ii).

         SECOND:   The amendment to the Charter of the

Corporation as hereinabove set forth has been duly advised by the

Board of Directors and approved by the stockholders of the

Corporation.

         The President of the Corporation who signed these

Articles of Amendment acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the




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best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, ALLIANCE MORTGAGE SECURITIES INCOME

FUND, INC. has caused these Articles of Amendment to be signed in










































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its name and on its behalf by its President, and attested by its

Secretary, on the      day of October, 1992.







ATTEST:                      ALLIANCE MORTGAGE SECURITIES
                               INCOME FUND, INC.


/s/ Edmund P. Bergan, Jr.         /s/ David H. Dievler
________________________     By:  ________________________
  Edmund P. Bergan, Jr.             David H. Dievler
  Secretary                         President



































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